
                             HOGAN SYSTEMS, INC.
                                  EXHIBIT 11
                 Weighted Average Number of Common Shares and
                     Common Share Equivalents Outstanding
                               (In thousands)


                                                 1994        1993
                                                -----       -----
Three-month period ended
   December 31:

      Shares outstanding at beginning of
         period. . . . . . . . . . . . . .      14,383      14,186

      Exercise of stock options. . . . . .           2           9

      Common stock equivalents . . . . . .         246         927
                                                ------      ------

   Weighted average number of common
      shares and common share equivalents
      outstanding. . . . . . . . . . . . .      14,631      15,122
                                                ======      ======


Nine-month period ended
   December 31:

      Shares outstanding at beginning of
         period. . . . . . . . . . . . . .      14,381      14,405

      Exercise of stock options. . . . . .           3          75

      Common stock equivalents . . . . . .         453         814
       . . . . . . . . . . . . . . . . . .      ------      ------

    Weighted average number of common
      shares and common share equivalents
      outstanding. . . . . . . . . . . . .      14,837      15,294
                                                ======      ======